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                            NTL COMMUNICATIONS CORP.,


                                NTL INCORPORATED,

                                       and


                            THE CHASE MANHATTAN BANK,
                                   as Trustee

                             -----------------------

                          SECOND SUPPLEMENTAL INDENTURE

                           Dated as of March 16, 2000

            Supplementing the Indenture dated as of December 16, 1998 between NTL Communications Corp. (formerly known as NTL Incorporated) and The Chase Manhattan Bank, as Trustee, as amended by the First Supplemental Indenture dated as of March 31, 1999 among NTL Communications Corp. (formerly known as NTL Incorporated), NTL Incorporated (formerly known as NTL Communications Corp.) and The Chase Manahattan Bank


                        7% CONVERTIBLE SUBORDINATED NOTES
                                    DUE 2008


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          SECOND SUPPLEMENTAL INDENTURE dated as of March 16, 2000 among NTL
Communications Corp., a Delaware corporation (the "COMPANY"), NTL Incorporated, a Delaware corporation ("HOLDCO"), and The Chase Manhattan Bank, a New York corporation, as trustee (the "TRUSTEE").

                                   WITNESSETH:

          WHEREAS, the Company and the Trustee previously executed and delivered the Indenture dated as of December 16, 1998 (the "ORIGINAL INDENTURE"), providing for the creation, execution, authentication and delivery of the Company's 7% Convertible Subordinated Notes due 2008 (each a "SECURITY" and collectively the "SECURITIES"), which Securities were convertible into shares of common stock, par value $.01 per share (the "OLD NTL COMMON STOCK"), of the Company in accordance with the terms and conditions of the Original Indenture;

          WHEREAS, on March 26, 1999, the Company, Holdco and NTL Mergerco, Inc., a Delaware corporation that was a direct wholly-owned subsidiary of Holdco and an indirect wholly-owned subsidiary of the Company ("MERGER SUB"), entered into an Agreement and Plan of Merger (the "MERGER AGREEMENT"), pursuant to which, among other things, effective April 1, 1999, Merger Sub was merged with and into the Company in accordance with Section 251(g) of the General Corporation Law of the State of Delaware (the "MERGER"), with the Company continuing as the surviving corporation (the "SURVIVING CORPORATION") under the name "NTL Communications Corp." and as a wholly-owned subsidiary of Holdco;

          WHEREAS, pursuant to the Merger, each outstanding share of Old NTL Common Stock was converted into the right to receive one validly issued, fully paid and nonassessable share of common stock, par value $.01 per share, of Holdco (the "NEW NTL COMMON STOCK");

                  WHEREAS, immediately prior to the Merger, the Company entered into the First Supplemental Indenture, dated as of March 31, 1999, among Holdco, the Company and the Trustee (the "First Supplemental Indenture" and, together with the Original Indenture, the "Indenture"), pursuant to which effective with the consummation of the Merger, Holdco assumed the obligation to issue shares of New NTL Common Stock upon conversion of the Securities;


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          WHEREAS, upon consummation of the Merger, the Company, as the
Surviving Corporation, continued to be liable for all of the payment obligations of the Company under the Securities and the Indenture;

          WHEREAS, Holdco desires to assume joint and several liability for the obligations of the Company to pay the principal of, premium, if any, Liquidated Damages, if any, and interest on, the Securities on the dates and in the manner provided in the Securities;

          WHEREAS, Section 11.01 of the Original Indenture provides that the Company and the Trustee may from time to time amend or supplement the Indenture without the consent of any Holders of the Securities, in order to, among other things, make any change that does not adversely affect the interests of any Holders under the Indenture;

          WHEREAS, all actions necessary to make this Second Supplemental Indenture and the Securities valid, binding and enforceable obligations of the Company and, to the extent applicable, Holdco, have been performed and fulfilled; and

          NOW, THEREFORE, for and in consideration of the premises and mutual covenants herein contained each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the
Securities:


1                                    ARTICLE
                                   DEFINITIONS

1.1 SECTION GENERAL. For all purposes of the Indenture and this Second Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (a) the words "herein", "hereof" and "hereunder" and other words of similar import refer to the Indenture and this Second Supplemental Indenture as a whole and not to any particular Article, Section or subdivision; and

          (b) capitalized terms used but not defined herein shall have the meanings assigned to them in the Indenture.

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2                                    ARTICLE
                 ASSUMPTION OF JOINT AND SEVERAL LIABILITY, ETC.

          2.1 SECTION ASSUMPTION OF JOINT AND SEVERAL LIABILITY FOR PAYMENT OBLIGATIONS OF THE COMPANY. Effective as of the date hereof, Holdco hereby assumes joint and several liability for the obligations of the Company to pay the principal of, premium, if any, Liquidated Damages, if any, Offer Amount, if any, and interest on, the Securities on the dates and in the manner provided in the Indenture and the Securities. The obligations of Holdco to make payments with respect to the Securities shall be subordinated to the same extent as the obligations of the Company with respect to the Securities. Accordingly, Article VI of the Indenture is hereby applicable to Holdco as well as the Company, such that references therein to the Company also shall apply to Holdco; in addition, for purposes of the defined term "Senior Debt" as it is used in the Indenture, all references therein to the Company also shall apply to Holdco.

          2.2 SECTION RIGHTS, POWERS AND OBLIGATIONS OF THE COMPANY CONTINUE. Except as expressly set forth in Section 2.01 of the First Supplemental Indenture, the Company shall continue to exercise all of the rights and powers of the Company under the Indenture and the Securities and shall remain liable for all of the obligations of the Company thereunder, including the performance and observance of every covenant of the Indenture to be performed or observed on the part of the Company.

                    SECTION 2.03 AGENCIES. Holdco shall be bound by and shall have the benefit of the provisions of Section 2.03 of the Indenture to the extent relating to Paying Agents as if references therein to the Company were also to Holdco and shall be deemed to have appointed the Trustee as its Paying Agent for the Securities.

                    SECTION 2.04 COMPLIANCE CERTIFICATES. To the extent applicable to Holdco, Holdco shall be bound by the first two paragraphs of Section 4.03 of the Indenture as if references therein
          (i) to the Company were also to Holdco, (ii) to Officers were also to the corresponding officers of Holdco and (iii) to Officers' Certificates were also to certificates signed by two of such corresponding officers of Holdco.

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                    SECTION 2.05 STAY, EXTENSION AND USURY LAWS. Holdco shall be bound by the provisions of Section 4.04 of the Indenture as if references therein to the Company were also to Holdco.

                    SECTION 2.06 EVENTS OF DEFAULT. Clauses (a), (b), (c) and
          (d) of Section 8.01 of the Indenture hereby are amended and restated in their entirety to read as follows:

          (a) there is a default in the payment of interest or Liquidated Damages, if any, (and Additional Amounts, if applicable) on any Note when the same becomes due and payable and the Default continues for a period of 30 days after the date due and payable;

          (b) there is a default in the payment of the principal of any Note when the same becomes due and payable at maturity, upon redemption or otherwise;

          (c) there is a failure to observe or perform any covenant or agreement contained in Section 4.07 hereof;

          (d) the Company or Holdco fails to observe or perform any other covenant or agreement contained in this Indenture, required by it to be performed and the Default continues for a period of 60 days after notice from the Trustee to the Company or from the Holders of 25% in aggregate principal amount of the then outstanding Notes to the Company and the Trustee stating that such notice is a "Notice of Default";

          SECTION 2.07 ACCELERATION. The fifth sentence of Section 8.02 of the Indenture hereby is amended to provide that the words "or Holdco" be added after the first two references to "Company" contained therein.

          SECTION 2.08 COLLECTION SUIT BY TRUSTEE. Section 8.08 of the Indenture hereby is amended by adding the words "or any other obligor upon the Notes" after the word "Company" in the second line thereof.

          SECTION 2.09 PROOFS OF CLAIM. Section 8.09 of the Indenture hereby is amended by adding the following words at the end of the first sentence thereof, "or any other obligor upon the Notes, its creditors or its property".


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          SECTION 2.10 NOTICES. Section 12.02 of the Indenture hereby is amended by adding the word ", Holdco" after the word "Company" in the first and second sentences thereof and by adding the words "or Holdco" after the word "Company" in the fourth paragraph thereof. The fifth paragraph of Section 12.10 of the Indenture is hereby amended to read as follows:

                     The Company's and Holdco's address is:

           NTL Communications Corp. or NTL Incorporated, as applicable
                           110 East 59th Street
                           New York, New York, 10022
                           Attention: Secretary
                           Facsimile: (212) 906-8474

          SECTION 2.11 NO RECOURSE AGAINST OTHERS. The directors, officers, employees and stockholders of Holdco shall have the benefit of the provisions of
Section 12.08 of the Indenture as if references therein to the Company were also to Holdco.

3                                    ARTICLE
                                  MISCELLANEOUS

          3.1 SECTION EFFECT OF SECOND SUPPLEMENTAL INDENTURE. Upon the execution and delivery of this Second Supplemental Indenture by Holdco, the Company and the Trustee, the Indenture shall be supplemented in accordance herewith, and this Second Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby.

          3.2 SECTION NOTATION REFLECTING SECOND SUPPLEMENTAL INDENTURE. The Trustee may place an appropriate notation about the Second Supplemental Indenture on any Security authenticated after the execution and delivery of this Second Supplemental Indenture. The Company in exchange for all Securities may issue and the Trustee shall authenticate new Securities that reflect the Second Supplemental Indenture.

          3.3 SECTION INDENTURE REMAINS IN FULL FORCE AND EFFECT. Except as supplemented hereby, all provisions in the Indenture shall remain in full force and effect.

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          3.4       SECTION INDENTURE AND SECOND SUPPLEMENTAL INDENTURE
          CONSTRUED Together. This Second Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture and the Indenture and this Second Supplemental Indenture shall henceforth be read and construed together.

          3.5 SECTION CONFIRMATION AND PRESERVATION OF INDENTURE. The Indenture as supplemented by this Second Supplemental Indenture is in all respects confirmed and preserved.

          3.6 SECTION CONFLICT WITH TRUST INDENTURE ACT. If any provision of this Second Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act that is required under the Trust Indenture Act to be part of and govern any provision of this Second Supplemental Indenture, the provision of the Trust Indenture Act shall control. If any provision of this Second Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provision of the Trust Indenture Act shall be deemed to apply to the Indenture as so modified or to be excluded by this Second Supplemental Indenture, as the case may be.

          3.7 SECTION SEVERABILITY. In case any provision in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          3.8 SECTION HEADINGS. The Article and Section headings of this Second Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Second Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

          3.9 SECTION BENEFITS OF SECOND SUPPLEMENTAL INDENTURE, ETC. Nothing in this Second Supplemental Indenture or the Securities, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of the Securities, any benefit or any legal or equitable right, remedy or claim under the Indenture, this Second Supplemental Indenture or the Securities.

          3.10      SECTION SUCCESSORS. All agreements of the Company and Holdco in this Second Supplemental Indenture shall bind their respective successors.


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          All agreements of the Trustee in this Second Supplemental Indenture shall bind its successors.


          3.11 SECTION TRUSTEE NOT RESPONSIBLE FOR RECITALS. The Trustee accepts the amendments to the Indenture effected by the Second Supplemental Indenture and agrees to perform the same upon the terms of the Indenture as supplemented by this Second Supplemental Indenture. Without limiting the generality of the foregoing, the Trustee shall not be liable or responsible for the validity as to the Company and Holdco or sufficiency of this Second Supplemental Indenture or as to the due execution hereof by the Company and Holdco or as to recitals of fact contained herein, all of which are made by the Company and Holdco solely.

          3.12 SECTION CERTAIN DUTIES AND RESPONSIBILITIES OF THE TRUSTEE. In entering into this Second Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee, whether or not elsewhere herein so provided.

          3.13 SECTION GOVERNING LAW. The internal law of the State of New York shall govern and be used to construe this Second Supplemental Indenture.

          3.14 SECTION COUNTERPART ORIGINALS. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.


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          IN WITNESS WHEREOF, the parties hereto have caused this Second
Supplemental Indenture to be duly executed, all as of the date first above written.

                   NTL COMMUNICATIONS CORP.



                        By:      /s/ Richard J. Lubasch
                        Name:    Richard J. Lubasch
                        Title:
                                 Executive Vice President, General Counsel and
                                 Secretary



                   NTL INCORPORATED



                        By:      /s/ Richard J. Lubasch
                        Name:    Richard J. Lubasch
                        Title:
                                 Executive Vice President, General Counsel and
                                 Secretary


                   THE CHASE MANHATTAN BANK, as Trustee



                        By:      /s/ Robert S. Peschler
                        Name:    Robert S. Peschler
                        Title:   Assistant Vice President


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